Exhibit 99.1

For Immediate Release

Contact: Bryan Brokmeier, CFA, Senior Director, Investor Relations, 508-482-3448

Waters Corporation (NYSE: WAT) Reports Third Quarter 2018 Financial Results

•	Sales of $578 million grew 2% as reported and 3% in constant currency

•	All end markets contributed to sales growth

•	Strong growth from China, partially offset by softness in Europe

•	GAAP EPS increased 8% to $1.83; non-GAAP EPS increased 8% to $1.92

Milford, Mass., October 23, 2018—Waters Corporation (NYSE: WAT) today announced third quarter 2018 sales of $578 million, a 2% increase as reported, versus sales of $566 million for the third quarter of 2017. Foreign currency translation decreased sales growth by approximately 1% for the quarter.

On a GAAP basis, diluted earnings per share (EPS) for the third quarter of 2018 increased 8% to $1.83, compared to $1.69 for the third quarter of 2017. On a non-GAAP basis, EPS increased 8% to $1.92, compared to $1.77 for the third quarter of 2017. A description and reconciliation of GAAP to non-GAAP results appear in the table below and can be found on the Company’s website at http://www.waters.com under the caption “Investors.”

On a GAAP basis, net cash provided by operating activities for the third quarter of 2018 decreased to $146 million from $154 million for the third quarter of 2017. On a non-GAAP basis, adjusted free cash flow increased to $136 million from $134 million for the third quarter of 2017.

For the first nine months of 2018, the Company’s sales were $1,705 million, up 5% as reported, compared with sales of $1,622 million for the first nine months of 2017. Foreign currency translation increased sales growth by approximately 2% during the first nine months of 2018. On a GAAP basis, EPS for the first nine months of 2018 was up 13% to $5.21, compared to $4.63 for the first nine months of 2017. On a non-GAAP basis, and including adjustments in the reconciliation below, EPS increased 9% to $5.45, compared to $4.98 for the first nine months of 2017.

On a GAAP basis, net cash provided by operating activities for the first nine months of 2018 decreased to $423 million from $505 million for the first nine months of 2017. On a non-GAAP basis, adjusted free cash flow decreased to $439 million from $450 million for the first nine months of 2017.

Chris O’Connell, Chairman and Chief Executive Officer of Waters Corporation, commented, “While third quarter sales growth was slower than expected, we delivered meaningful operating leverage and achieved high-single-digit earnings per share growth. We are making significant progress against our growth initiatives, headlined by our efforts over the past several years to transform our innovation process that is beginning to deliver a series of next generation products to market.”

Unless otherwise noted, sales growth and decline percentages are presented on an as reported basis and are the same as the sales growth and decline percentages presented on a constant currency basis as compared with the same period in the prior year, each of which is detailed in the reconciliation of sales growth rates to constant currency growth rates below.

During the third quarter of 2018, sales into the pharmaceutical market grew 1% as reported and 2% in constant currency, sales into the industrial market grew 2%, and sales into the governmental and academic markets grew 7% as reported and 8% in constant currency. During the first nine months of 2018, sales into the pharmaceutical market grew 5% as reported and 3% in constant currency, sales into the industrial market grew 3% as reported and 1% in constant currency, and sales into the governmental and academic markets grew 11% as reported and 9% in constant currency.

During the third quarter, recurring revenues, which represent the combination of service and precision chemistries revenues, grew 4% as reported and 6% in constant currency, while instrument system sales were flat year over year. For the first nine months of 2018, recurring revenues grew 9% as reported and 6% in constant currency, while instrument system sales grew 1% as reported and were flat in constant currency.

Geographically, sales in Asia during the quarter grew 6% as reported and 7% in constant currency, sales in the Americas grew 2% (with U.S. sales flat), and sales in Europe declined 3% as reported and 2% in constant currency. For the first nine months of 2018, sales in Asia grew 6% as reported and 5% in constant currency, sales in the Americas grew 2%, with U.S. sales increasing 1%, and sales in Europe grew 7% as reported and 2% in constant currency.

Fourth Quarter and Fiscal Year 2018 Financial Outlook

Waters Corporation expects fourth quarter 2018 constant currency sales growth to be in a range of 3% to 4%. As of today, currency translation is expected to decrease fourth quarter sales growth by one to two percentage points. The Company also expects fourth quarter 2018 non-GAAP earnings per fully diluted share to be in the range of $2.55 to $2.65. Please refer to the table below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the fourth quarter.

The Company is revising its full-year 2018 guidance for constant currency sales growth to be in the range of 3% to 4%, compared to the prior range of 4% to 6%. As of today, currency translation is expected to increase 2018 sales growth by approximately one percentage point. The Company is also revising its guidance for full-year 2018 non-GAAP earnings per fully diluted share to be in the range of $8.00 to $8.10, compared to the prior range of $8.05 to $8.20. Please refer to the table below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full year.

Conference Call

Waters Corporation will webcast its third quarter 2018 financial results conference call today, October 23, 2018 at 8:00 a.m. Eastern Time. To listen to the call, please visit www.waters.com, choose “Investors,” and click on the “Live Webcast.” A replay will be available through October 30, 2018 at midnight Eastern Time on the same website by webcast and also by phone at 402-998-0977.

About Waters Corporation

Waters Corporation (NYSE: WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for 60 years. With approximately 7,000 employees worldwide, Waters operates directly in 31 countries, including 15 manufacturing facilities, with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with generally accepted accounting principles (GAAP). The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Waters Corporation’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Waters Corporation’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, foreign exchange rate fluctuations potentially affecting translation of the

Company’s future non-U.S. operating results; the impact on demand for the Company’s products among the Company’s various market sectors from economic, sovereign and political uncertainties, particularly regarding the effect of new or proposed tariff or trade regulations; the effect on the Company’s financial results from the United Kingdom voting to exit the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; impact of the newly enacted tax reform legislation in the U.S.; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net sales	$578,021	$565,584	$1,704,910	$1,621,803
Costs and operating expenses:
Cost of sales	241,139	235,892	705,695	676,614
Selling and administrative expenses	126,997	135,206	394,049	395,972
Research and development expenses	35,173	33,782	105,297	97,471
Litigation provision (settlement)	924	—	(748)	10,018
Purchased intangibles amortization	2,114	1,682	5,375	5,104
Acquired in-process research and development	—	—	—	5,000
Operating income	171,674	159,022	495,242	431,624
Other (expense) income*	(811)	12	(2,293)	64
Interest expense, net	(1,633)	(5,234)	(8,609)	(16,329)
Income from operations before income taxes	169,230	153,800	484,340	415,359
Provision for income taxes**	28,216	17,696	75,698	41,876
Net income	$141,014	$136,104	$408,642	$373,483
Net income per basic common share	$1.84	$1.71	$5.26	$4.67
Weighted-average number of basic common shares	76,575	79,712	77,741	79,908
Net income per diluted common share	$1.83	$1.69	$5.21	$4.63
Weighted-average number of diluted common shares and equivalents	77,136	80,521	78,395	80,660

*

The Company adopted new accounting guidance which requires that an employer disaggregate the service cost component from other components of net benefit cost. As a result of the adoption of this standard, the components of net periodic benefit cost other than the service cost component are included in other income in the consolidated statements of operations and all previous periods have been adjusted accordingly.

**

The provision for income taxes for the three and nine months ended September 29, 2018 includes a $2 million expense and a $6 million expense, respectively, related to U.S. tax reform. The provisions include: (1) an adjustment to our 2017 year end accrual for the toll charge resulting from federal proposed regulations and other state guidance during the third quarter and (2) the tax that results from the change in foreign currency exchange rates on the earnings taxed on December 31, 2017 under the Tax Cuts and Jobs Act as compared with the foreign currency exchange rates on the date of distribution of assets into the U.S.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Three Months Ended September 29, 2018 and September 30, 2017

(In thousands)

	Three Months Ended		Percent Change	Current Period Currency Impact	Constant Currency Growth Rate (a)

	September 29, 2018	September 30, 2017
NET SALES – OPERATING SEGMENT
Waters	$515,795	$503,904	2%	$(3,451)	3%
TA	62,226	61,680	1%	(294)	1%

Total	$578,021	$565,584	2%	$(3,745)	3%

NET SALES – PRODUCTS & SERVICES
Instruments	$282,543	$282,671	—	$(706)	—
Service	199,499	190,034	5%	(2,483)	6%
Chemistry	95,979	92,879	3%	(556)	4%

Total Recurring	295,478	282,913	4%	(3,039)	6%

Total	$578,021	$565,584	2%	$(3,745)	3%

NET SALES – GEOGRAPHY
Asia	$222,196	$209,339	6%	$(1,583)	7%
Americas	206,803	203,013	2%	(297)	2%
Europe	149,022	153,232	(3%)	(1,865)	(2%)

Total	$578,021	$565,584	2%	$(3,745)	3%

NET SALES – MARKETS
Pharmaceutical	$325,166	$321,963	1%	$(3,052)	2%
Industrial	171,985	168,349	2%	(157)	2%
Governmental & Academic	80,870	75,272	7%	(536)	8%

Total	$578,021	$565,584	2%	$(3,745)	3%

(a)

The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Nine Months Ended September 29, 2018 and September 30, 2017

(In thousands)

	Nine Months Ended		Percent Change	Current Period Currency Impact	Constant Currency Growth Rate (a)

	September 29, 2018	September 30, 2017
NET SALES – OPERATING SEGMENT
Waters	$1,514,246	$1,445,110	5%	$28,767	3%
TA	190,664	176,693	8%	2,638	6%

Total	$1,704,910	$1,621,803	5%	$31,405	3%

NET SALES – PRODUCTS & SERVICES
Instruments	$812,690	$801,078	1%	$12,344	—
Service	598,402	549,119	9%	12,272	7%
Chemistry	293,818	271,606	8%	6,789	6%

Total Recurring	892,220	820,725	9%	19,061	6%

Total	$1,704,910	$1,621,803	5%	$31,405	3%

NET SALES – GEOGRAPHY
Asia	$659,381	$620,148	6%	$7,791	5%
Americas	586,639	574,249	2%	420	2%
Europe	458,890	427,406	7%	23,194	2%

Total	$1,704,910	$1,621,803	5%	$31,405	3%

NET SALES – MARKETS
Pharmaceutical	$968,848	$921,423	5%	$18,961	3%
Industrial	517,979	504,183	3%	9,041	1%
Governmental & Academic	218,083	196,197	11%	3,403	9%

Total	$1,704,910	$1,621,803	5%	$31,405	3%

(a)

The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Quarters and Nine Months Ended September 29, 2018 and September 30, 2017

(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Research & Development Expenses(a)	Operating Income	Operating Income Percentage	Other (Expense) Income	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Quarter Ended September 29, 2018
GAAP	$130,035	$35,173	$171,674	29.7%	$(811)	$169,230	$28,216	$141,014	$1.83
Adjustments:
Purchased intangibles amortization (b)	(2,114)	—	2,114	0.4%	—	2,114	429	1,685	0.02
Restructuring costs and certain other items (c)	(681)	—	681	0.1%	—	681	157	524	0.01
Pension termination (d)	—	—	—	—	1,082	1,082	260	822	0.01
Litigation settlement (e)	(924)	—	924	0.2%		924	222	702	0.01
Tax reform (f)	—	—	—	—	—	—	(2,353)	2,353	0.03
Certain income tax items (g)	—	—	—	—	—	—	(700)	700	0.01

Adjusted Non-GAAP	$126,316	$35,173	$175,393	30.3%	$271	$174,031	$26,231	$147,800	$1.92

Quarter Ended September 30, 2017
GAAP	$136,888	$33,782	$159,022	28.1%	$12	$153,800	$17,696	$136,104	$1.69
Adjustments:
Purchased intangibles amortization (b)	(1,682)	—	1,682	0.3%	—	1,682	436	1,246	0.02
Restructuring costs and certain other items (c)	(2,530)	—	2,530	0.4%	—	2,530	931	1,599	0.02
Stock award modification (h)	(3,855)	—	3,855	0.7%	—	3,855	1,446	2,409	0.03
Certain income tax items (g)	—	—	—	—	—	—	(837)	837	0.01

Adjusted Non-GAAP	$128,821	$33,782	$167,089	29.5%	$12	$161,867	$19,672	$142,195	$1.77

Nine Months Ended September 29, 2018
GAAP	$398,676	$105,297	$495,242	29.0%	$(2,293)	$484,340	$75,698	$408,642	$5.21
Adjustments:
Purchased intangibles amortization (b)	(5,375)	—	5,375	0.3%	—	5,375	935	4,440	0.06
Restructuring costs and certain other items (c)	(2,438)	—	2,438	0.1%	—	2,438	549	1,889	0.02
Pension termination (d)	—	—	—	—	3,247	3,247	780	2,467	0.03
Litigation settlement (e)	748	—	(748)	—	—	(748)	(179)	(569)	(0.01)
Stock award modification (h)	(1,014)	—	1,014	0.1%	—	1,014	243	771	0.01
Tax reform (f)	—	—	—	—	—	—	(6,230)	6,230	0.08
Certain income tax items (g)	—	—	—	—	—	—	(3,385)	3,385	0.04

Adjusted Non-GAAP	$390,597	$105,297	$503,321	29.5%	$954	$495,666	$68,411	$427,255	$5.45

Nine Months Ended September 30, 2017
GAAP	$411,094	$102,471	$431,624	26.6%	$64	$415,359	$41,876	$373,483	$4.63
Adjustments:
Purchased intangibles amortization (b)	(5,104)	—	5,104	0.3%	—	5,104	1,358	3,746	0.05
Restructuring costs and certain other items (c)	(13,541)	—	13,541	0.8%	—	13,541	4,725	8,816	0.11
Litigation provisions (e)	(10,018)	—	10,018	0.6%	—	10,018	3,757	6,261	0.08
Stock award modification (h)	(3,855)	—	3,855	0.2%	—	3,855	1,446	2,409	0.03
Acquired in-process research and development (i)	—	(5,000)	5,000	0.3%	—	5,000	962	4,038	0.05
Certain income tax items (g)	—	—	—	—	—	—	(3,284)	3,284	0.04

Adjusted Non-GAAP	$378,576	$97,471	$469,142	28.9%	$64	$452,877	$50,840	$402,037	$4.98

(a)	Selling & administrative expenses include purchased intangibles amortization and litigation provisions. Research & development expenses include acquired in-process research and development.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Restructuring costs and certain other items were excluded as the Company believes that the cost to consolidate operations and reduce overhead and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(d)	The pension expense associated with terminating a frozen defined benefit pension plan was excluded as the Company believes these expenses are not indicative of normal operating costs.
(e)	Litigation provisions and settlement gain were excluded as these costs are isolated, unpredictable and not expected to recur regularly.
(f)

The provision for income taxes for the three and nine months ended September 29, 2018 includes a $2 million expense and a $6 million expense, respectively, related to U.S. tax reform. The provisions include: (1) an adjustment to our 2017 year end accrual for the toll charge resulting from federal proposed regulations and other state guidance during the third quarter and (2) the tax that results from the change in foreign currency exchange rates on the earnings taxed on December 31, 2017 under the Tax Cuts and Jobs Act as compared with the foreign currency exchange rates on the date of distribution of assets into the U.S. The Company believes this expense is not indicative of the Company’s normal or future income tax expense.

(g)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

(h)	The non-cash expense associated with accelerating the vesting of certain stock awards was excluded as the Company believes these expenses are not indicative of normal operating costs.
(i)

Acquired In-Process Research and Development was excluded as it relates to milestone payments associated with a licensing arrangement for mass spectrometry that the Company believes is unusual and not indicative of its normal business operations.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	September 29, 2018	December 31, 2017
Cash, cash equivalents and investments	$2,084,260	$3,393,701
Accounts receivable	489,193	533,825
Inventories	313,614	270,294
Property, plant and equipment, net	338,472	349,278
Intangible assets, net	252,834	228,395
Goodwill	357,869	359,819
Other assets	206,816	189,042
Total assets	$4,043,058	$5,324,354

Notes payable and debt	$1,148,345	$1,997,774
Other liabilities	1,018,281	1,092,792
Total liabilities	2,166,626	3,090,566

Total equity	1,876,432	2,233,788
Total liabilities and equity	$4,043,058	$5,324,354

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three and Nine Months Ended September 29, 2018 and September 30, 2017

(In thousands and unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Cash flows from operating activities:
Net income	$141,014	$136,104	$408,642	$373,483
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	9,213	12,274	28,184	30,068
Depreciation and amortization	26,975	25,844	82,811	78,249
Change in operating assets and liabilities, net	(30,862)	(20,026)	(96,740)	23,656

Net cash provided by operating activities	146,340	154,196	422,897	505,456

Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(27,384)	(19,899)	(64,215)	(55,257)
Asset acquisitions, net of cash acquired	(31,486)	—	(31,486)	—
Investment in unaffiliated company	(4,400)	—	(7,615)	(7,000)
Payments for intellectual property licenses	—	—	—	(5,000)
Net change in investments	114,606	(90,237)	1,361,034	(336,731)

Net cash provided by (used in) investing activities	51,336	(110,136)	1,257,718	(403,988)

Cash flows from financing activities:
Net change in debt	(216)	45,190	(849,990)	130,126
Proceeds from stock plans	7,532	14,639	42,377	72,821
Purchases of treasury shares	(263,505)	(79,908)	(816,649)	(245,742)
Other cash flow from financing activities, net	(23)	2,871	(2,181)	3,301

Net cash used in financing activities	(256,212)	(17,208)	(1,626,443)	(39,494)

Effect of exchange rate changes on cash and cash equivalents	5,705	9,700	(7,118)	36,202

(Decrease) increase in cash and cash equivalents	(52,831)	36,552	47,054	98,176

Cash and cash equivalents at beginning of period	742,204	567,255	642,319	505,631

Cash and cash equivalents at end of period	$689,373	$603,807	$689,373	$603,807

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)
Net cash provided by operating activities — GAAP	$146,340	$154,196	$422,897	$505,456

Adjustments:
Additions to property, plant, equipment and software capitalization	(27,384)	(19,899)	(64,215)	(55,257)
Tax reform payments	7,799	—	54,499	—
Litigation settlement payment	—	—	15,400	—
Major facility renovations	3,645	—	5,446	—
One-time pension contributions	5,245	—	5,245	—

Free Cash Flow — Adjusted Non-GAAP	$135,645	$134,297	$439,272	$450,199

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

(In thousands, except per share data)

	Three Months Ended December 31, 2018			Twelve Months Ended December 31, 2018
	Range			Range
Projected Sales
Projected constant currency sales growth rate	3%	-	4%	3%	-	4%
Projected currency impact	(2%)	-	(1%)	1%	-	1%

Projected sales growth rate as reported	1%	-	3%	4%	-	5%

Projected Earnings Per Diluted Share	Range			Range
Projected GAAP earnings per diluted share	$2.51	-	$2.61	$7.73	-	$7.83
Adjustments:
Purchased intangibles amortization	$0.02	-	$0.02	$0.08	-	$0.08
Restructuring costs and certain other items	$—	-	$—	$0.02	-	$0.02
Pension termination	$0.01	-	$0.01	$0.04	-	$0.04
Litigation provision	$—	-	$—	$(0.01)	-	$(0.01)
Stock award modification	$—	-	$—	$0.01	-	$0.01
Tax reform	$—	-	$—	$0.08	-	$0.08
Certain income tax items	$0.01	-	$0.01	$0.05	-	$0.05

Projected adjusted non-GAAP earnings per diluted share	$2.55	-	$2.65	$8.00	-	$8.10

Constant currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency as well as an assessment of market conditions as of today and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.